UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021
SCIPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒          Emerging growth company

☒          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

On August 2, 2021, Michael D. Cody informed SciPlay Corporation (the “Company”) that he will resign as Chief Financial Officer of the Company effective August 10, 2021. Daniel O’Quinn, 40, the Company’s Vice President, Finance, will serve as Interim Chief Financial Officer of the Company effective as of Mr. Cody’s resignation.

Mr. O’Quinn has served as Vice President, Finance at the Company since March 2021. Before that, Mr. O’Quinn was the Senior Director of Finance and Accounting and the Director of Accounting at the Company. Prior to joining the Company in August 2018, Mr. O’Quinn was the Controller of Extended Business Lines at Learfield, a collegiate sports media and technology company, from September 2014 to August 2018.  Mr. O’Quinn also has experience serving with Commercial Metals Company and KPMG.  Mr. O’Quinn is a CPA and holds a BBA in Accounting from Texas State University.

Pursuant to Mr. O’Quinn’s current compensation arrangements with the Company, he currently receives an annual base salary of $226,000 and is eligible for annual target incentive compensation of 35% of his annual base salary. In connection with his appointment, Mr. O’Quinn will receive a $56,500 retention bonus (the “Retention Bonus”), which will be payable within 30 days of January 31, 2022, provided Mr. O’Quinn remains employed with the Company through such date or his employment is earlier terminated other than for “cause” (as defined in the agreement documenting the Retention Bonus) or due to Mr. O’Quinn’s death or disability.  Other than the Retention Bonus, Mr. O’Quinn is not currently expected to enter into any new, or modify any existing, compensation arrangement in connection with his appointment.

Mr. O’Quinn received the following compensation and benefits in his prior positions at the Company since the beginning of 2020: (a) aggregate base salary payments of $203,231 and $126,539 in respect of 2020 and 2021 (through the date hereof), respectively; (b) an annual performance bonus award under the Company’s short-term incentive program (“STIP”) in respect of 2019, with a payout in cash of $15,264 in early 2020; (c) an annual performance bonus award under the STIP in respect of 2020, with a payout in cash of $61,200 and shares of the Company’s Class A common stock with a fair market value of $59,161 in early 2021; (d) an annual grant of equity awards in 2020 with a fair market value of $60,520; (e) a grant of equity awards under the 2021 STIP with a fair market value (based on achievement of maximum performance) of $79,087, which will vest in early 2022 based on 2021 performance; and (f) other grants of equity awards in 2020 and 2021 with aggregate fair market values of $22,203 and $1,173, respectively. Other than such compensation arrangements, Mr. O’Quinn has no interest in any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2021	SCIPLAY CORPORATION

	By:	/s/ Joshua J. Wilson
	Name:	Joshua J. Wilson
	Title:	Chief Executive Officer